UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2023 (July 1, 2023)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	90-1559541
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2023, on July 1 2023, CFN Enterprises Inc. (the “Company”), and its wholly owned subsidiary, RANCO, LLC, a Delaware limited liability company (“Ranco”), entered into an asset purchase agreement with RAN CoPacking Solutions LLC, a California limited liability company (the “Seller”) and the members of the Seller. The assets of the Seller acquired by Ranco consisted of assets for co-packing and white label manufacturing services, including comprehensive solutions for third party logistics (3PL) related areas such as storage, order fulfillment, solutions for custom packaging and hardware needs for many different industries, and media and design services, along with strategic marketing support, to help clients establish and enhance their brand presence in the market (the “Purchased Assets”). The acquisition of the Purchased Assets closed on July 1, 2023.  The purpose of this Current Report on Form 8-K/A is to file the required financial information related to the Purchased Assets.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Audited Financial Statements relating to the Purchased Assets of RAN CoPacking Solutions LLC as of December 31, 2022, and for the period from July 1, 2022 to December 31, 2022.
99.2	Unaudited Financial Statements relating to the Purchased Assets of RAN CoPacking Solutions LLC as of June 30, 2023 and for the six months ended June 30, 2023.
99.3	Unaudited Pro Forma Combined Financial Information as of June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: September 15, 2023